Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Columbia Banking System, Inc. on Form S-8 of our report dated March 12, 2004, appearing in the Annual Report on Form 10-K of Columbia Banking System, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Seattle, Washington

October 27, 2004